                                                                   EXHIBIT 10.64


                       CROSS CREEK/BRASSIE STOCK AGREEMENT

         THIS AGREEMENT made this 13th day of November, 1997, by and between BRASSIE GOLF CORPORATION, a corporation organized and existing under the laws of the State of Delaware, having its principal place of business at One Tampa City Center, Suite 2550, Tampa, Florida 33602, hereinafter referred to as the "CORPORATION" and LANCE McNEILL, presently residing at 2310 Collins Lane, Lakeland, Florida 33803, hereinafter referred to as "McNEILL".

                              W I T N E S S E T H:

         WHEREAS while previously serving as an officer and member of the Board of Directors of the CORPORATION, McNEILL was involved, on behalf of the CORPORATION, in the Cross Creek Golf Course Development project, hereinafter referred to as "Cross Creek' and in doing so, was involved in authorizing the expenditure of Thirty-Five Thousand and No/100 Dollars ($35,000.00) of the CORPORATION'S funds in order to provide for engineering studies in furtherance of "Cross Creek" and,

         WHEREAS the CORPORATION is no longer involved in the development of Cross Creek and McNEILL has represented that the CORPORATION will recover the Thirty-Five Thousand Dollars ($35,000.00) previously expended for the engineering costs described hereinabove on or before May 15, 1998;

         WHEREAS, McNEILL presently owns at least 100,000 shares of common stock in the CORPORATION which may be pledged in part to secure the repayment to the CORPORATION of the Thirty-Five Thousand Dollars ($35,000.00) described above.



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         NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The above recitals are true and correct and are herein incorporated by reference.

         2. McNEILL hereby guarantees to the CORPORATION that on or before May 15, 1998, the CORPORATION will receive a return or repayment of the Thirty-Five Thousand Dollars ($35,000.00) described above from some or any source whether or not directly attributable to McNEILL; provided however that the enforcement of this guaranty shall be limited to the rights contained in Paragraph 5 hereof.

         3. That to secure the performance of the guaranty contained in Paragraph 2 above, McNEILL agrees to pledge One Hundred Thousand (100,000) shares of common stock which McNEILL owns in his individual capacity in the CORPORATION and further agrees that so long as this Agreement shall remain in effect, McNEILL will not otherwise sell, assign, transfer, pledge, mortgage, alienate, hypothecate, or in any way encumber or dispose of said One Hundred Thousand (100,000) shares of common stock of the CORPORATION, except as herein provided. McNEILL represents and warrants that none of the 100,000 common shares described herein have heretofore been sold, assigned, transferred, pledged, mortgaged, alienated, hypothecate, or that he has otherwise encumbered or disposed of said shares in any manner prior to the date hereof.



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         4. The CORPORATION agrees that it will consent to a removal of the presently existing SEC regulation 144 restrictions from the remaining 728,260 shares of common stock presently owned by McNEILL and the CORPORATION shall at the request of McNEILL cause its counsel to issue an opinion that such stock is free and clear of those restrictions to the extent required to allow the shares to be freely traded.

         5. If on May 15, 1998, the CORPORATION shall not have been paid or repaid the Thirty-Five Thousand Dollars ($35,000.00) engineering fee described above, McNEILL shall at his option either pay to the CORPORATION the sum of Thirty-Five Thousand Dollars ($35,000.00) in cash or its equivalent or transfer and deliver the One Hundred Thousand (100,000) shares, including the certificates representing the shares either duly endorsed in blank or with duly endorsed Stock Powers attached, all in a form suitable for the transfer of the shares to the CORPORATION on or before May 15, 1999.

         6. That not less than ten (10) days prior to May 15, 1998, McNEILL will notify the CORPORATION by Certified Mail, at its principal place of business, whether he shall satisfy his obligation pursuant to this Agreement by payment of the Thirty-Five Thousand Dollars ($35,000.00) as previously described in Paragraph 1 or by transfer to the CORPORATION of the 100,000 shares of common stock as described in Paragraph 3 above.

         7. At the execution and delivery of this Agreement, McNEILL shall execute and deliver to the CORPORATION the resignation attached as Exhibit "A" and the General Release attached as



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Exhibit "B" and the CORPORATION shall execute and deliver to McNEILL the
Indemnification Agreement attached as Exhibit "C".

         8. This Agreement shall be binding on and inure to the benefit of the CORPORATION and McNEILL and their respective heirs, executors, administrators, legal representatives, successors, and assigns, subject to the restriction on transfer as set out in Paragraph 3 of this Agreement.

         9. RULES OF CONSTRUCTION.

         A. This Agreement constitutes the entire agreement between the parties and supersedes any and all prior negotiations, preliminary agreements, and all prior and contemporaneous discussions and understandings of the parties related to the subject matter of this Agreement.

         B. This Agreement may be amended or modified only by a written instrument executed by both the CORPORATION and McNEILL.

         C. This Agreement shall be construed, interpreted, and enforced in accordance with the laws of the State of Florida. The venue for any legal action to enforce the rights or obligations of any party to this Agreement, shall be located in Hillsborough County, Florida.

         D. The parties mutually acknowledge that the terms of this Agreement have been negotiated and that each party has had the benefit of legal counsel. Accordingly, this Agreement shall not be construed against either party hereto based upon any inconsistencies or ambiguities which appear herein.



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

         E. If all or any all of this Agreement be enforced in a Court of law, the prevailing party to any such cause of action shall be entitled to recover all costs, including reasonable attorney's fees.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals this 13th day of November, 1997, at Tampa, Hillsborough County, Florida.

Witnesses:                              BRASSIE GOLF CORPORATION
                                        A Delaware corporation

/s/
----------------------------------
                                        By:  /s/ Joseph R. Cellura
                                           -------------------------------------
/s/                                          Joseph R. Cellura
----------------------------------      Its: President


/s/                                     /s/ Lance McNeill
----------------------------------      ----------------------------------------
                                        LANCE McNEILL

/s/
----------------------------------




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                                 GENERAL RELEASE

         KNOW ALL MEN BY THESE PRESENTS THAT: LANCE McNEILL, (hereinafter "McNeill"), for and in consideration of the sum of Ten Dollars ($10.00) Dollars and other good and valuable consideration, received from or on behalf of BRASSIE GOLF CORPORATION, a Delaware corporation, its officers, agents, or representatives (hereinafter "Brassie"), the receipt and sufficiency of which is hereby acknowledged;

         DOES HEREBY remise, release, acquit, satisfy, and forever discharge Brassie, individually and collectively, jointly and severally, and including any of its agents, officers, directors, partners, employees or representatives, including sureties, and any of their parent or subsidiary companies or affiliated business entities (together with their officers, directors, employees and agents) and each of their successors and assigns (collectively, the "Released Parties"), of and from all, and all manner of, action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, liens (mechanics', equitable, or otherwise), contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which McNeill ever had, now has, or which any personal representative, successor, heir or assignee of McNeill hereafter can, shall, or may have, against the Released Parties, for, upon, or by reason of McNeill's employment with Brassie or an other of the Released Parties, including, but not limited to, relief in any administrative proceedings or plenary action injuries suffered to




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any federal, state or local law. I specifically release and forever waive any and all claims which I ever had, now have, and which I or my heirs or executors, administrators or assigns, or any of them, hereafter can, shall, or may have for any matter or thing, known or unknown. Without limitation to the foregoing, I hereby acknowledge the immediate termination of my employment with Brassie and any Released Party and consent hereby to the immediate termination of any and all employment and/or consulting agreements between me and Brassie or any Released Party. I further acknowledge that, except as specifically provided in that certain "Cross Creek" Agreement dated November __, 1997, and except as specifically provided in that certain Indemnification Agreement dated November __, 1997, I am not entitled to, and hereby waive any right to, any payment or compensation of any kind from Brassie and all Released Parties, including, but not limited to, back pay, vacation pay, severance, reimbursements, bonuses, and the cash value of any insurance policies.

         IN WITNESS WHEREOF, we have hereunto set our hands and seals effective this 13th day of November, 1997.

Signed, sealed and delivered
in the presence of:

/s/ John L. Mann                        By: /s/ Lance McNeill
----------------------------------         -------------------------------------
Signature of Witness #1                      Lance McNeill



John L. Mann
----------------------------------
Typed or printed name of
Witness #1



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/s/ Kelly A. Olivier
----------------------------------
Signature of Witness #2



Kelly A. Olivier
----------------------------------
Typed or printed name of
Witness #2



STATE OF FLORIDA
COUNTY OF POLK

         The foregoing instrument was acknowledged before me this 13th day of November, 1997, by Lance McNeill, who is personally known to me or who has produced __________________________________ (type of identification) as identification.

                                        /s/ John L. Mann
                                        ----------------------------------------
                                        Signature of Personal Taking
                                        Acknowledgment


                                        John L. Mann
                                        ----------------------------------------
                                        Name of Acknowledger Typed,
                                        Printed or Stamped

(NOTARY SEAL)

                                        Notary Public State of Florida
                                           CC445608
                                        ----------------------------------------
                                        Notarial Serial Number




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                                November 13, 1997



Board of Directors
Brassie Golf Corporation
One Tampa City Center
Suite 2550
Tampa, FL 33602

         Re:  Letter of Resignation

To the Board of Directors of Brassie Golf Corporation:

         Effective as of the date written above, I hereby resign as a director and officer of the Brassie Golf Corporation and each of its subsidiaries and affiliated companies.

                                        Sincerely,

                                        /s/ Lance McNeill

                                        Lance McNeill














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                                   EXHIBIT "B"


                            INDEMNIFICATION AGREEMENT

         This Indemnification Agreement (the "Agreement") is made and entered into this _____ day of _______________, 1997, by and between BRASSIE GOLF CORPORATION, a Delaware corporation ("Brassie") and LANCE McNEILL ("McNeill").

                                   Background

         McNeill has served as a director, officer and agent of Brassie since June 5, 1995. Effective as of the date hereof, and by way of separate letter McNeill has resigned in all capacities in exchange for which Brassie hereby agrees to indemnify him and hold him harmless from liability associated with his service in such capacities for Brassie to the maximum extent permitted by law.

         A majority of the disinterested directors of Brassie have approved the execution of this Agreement at a meeting of the directors called for that purpose on November 10, 1997.

         1. In consideration of the service of McNeill to Brassie, and subject to the terms of this Agreement, Brassie hereby agrees to indemnify and hold McNeill harmless from:

            a. Any and all liability, cost and damage sustained by him in any civil or criminal action or threat of action by reason of his being an officer, director, employee or agent of Brassie or by reason of his office, status or service as an officer, director, employee or agent of another corporation or legal entity or enterprise at the request of Brassie or his actions while performing in any such capacity, all so long as McNeill acted in good faith and in a manner he reasonably believed to be in the best interests of Brassie.






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            b. Any amount paid in settlement of any claim or demand based upon the service or action described in Section 1(a) above.

            c. Any reasonable advancement, cost and expense associated with defending or opposing any claim of demand described in Section 1(a) above, including, without limitation, all reasonable attorney's fees and court costs, whether or not assessable in the court action, and including any such attorney's fees and costs incurred in appellate proceeding or alternative dispute resolution proceeding.

         2. To the extent permitted by law, Brassie hereby remises, releases, and forever discharges, McNeill of and from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law, or in equity, which it may have against McNeill arising out of his being an officer, director, employee or agent of Brassie or by reason of his office, status or service as an officer, director, employee or agent of another corporation or legal entity or enterprise at the request of Brassie or his actions while performing in any such capacity, including, without limitation, the development or exploitation of any business concept or idea, whether fully or partially developed while McNeill




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was performing in any such capacity, from the beginning of the world to the date of the date of these presents.

         3. The foregoing indemnification and release shall not apply to any claim or demand for any act which McNeill:

            a. did not act in good faith;

            b. was opposed to the best interests of Brassie;

            c. which constituted a criminal act, unless McNeill had no reasonable cause to believe that such act was unlawful;

            d. engaged in willful misconduct or conscious disregard for the best interest of Brassie; or,

            e. derived an improper personal benefit.

         4. Any indemnification under Section 1, unless pursuant to a determination by a court, shall be made by Brassie only as authorized in the specific case upon a determination that indemnification of McNeill as officer, director, employee or agent of Brassie is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 and 3. Such determination shall be made:

            a. By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to any such proceeding; or

            b. By independent legal counsel selected by the Board of Directors prescribed in Paragraph 4(a); or

            c. By the Shareholders by a majority vote of a quorum consisting of shareholders who were not parties to any such




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proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not a party to any such proceeding.

         5. Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible as set out in Section 4 hereinabove.

         6. In the event that McNeill determines that he is entitled to indemnification under Section 1 of this Agreement, he shall give Brassie written notice of his demand for indemnification, with sufficient documentation, to the extent available to McNeill, to enable Brassie to determine whether or not the claim is barred by the application of Section 3 of this Agreement. If Brassie determines that the right to indemnification for the claim is barred by the operation of Section 3 of this Agreement, it shall give McNeill written notice of such objection ("Objection to Claim") within twenty (20) days of the date of the demand by McNeill specifying the reason for such objection. If the objection is not timely given, Brassie shall be conclusively presumed to have waived its right to object. If Brassie makes the Objection to Claim timely, McNeill, unless the parties can promptly agree to an alternative form of dispute resolution, shall be entitled to have a court of competent jurisdiction determine by declaratory decree whether or not his right to indemnification for the claim is barred by Section 3 of this Agreement. If the right to indemnification for the claim is not barred by Section 3, McNeill shall be entitled to the indemnification provided in Section 1.



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         7. As a condition precedent to the indemnification provisions contained in paragraph 1 above, McNeill shall be obligated to follow the following procedure: Upon receiving any communication placing McNeill on notice that a claim has or may be asserted against him for which he might be entitled to indemnification hereunder, whether by letter, service of process, other writing, or orally, McNeill shall communicate same to Brassie (and, in the case of any written communication, immediately provide a copy of same to Brassie). McNeill shall not thereafter offer to compromise or settle any such claim without Brassie's prior written consent. Any violation of this provision shall result in the nullification of the indemnification provisions of this Agreement. In the event a lawsuit is flied against McNeill, Brassie shall have the right, but not the obligation, to: (1) provide counsel of Brassie's choice to McNeill, for which Brassie will bear all costs and expenses (subject to McNeill's obligation to reimburse same if a decision is made that McNeill's actions were not subject to indemnification by Brassie hereunder); or (2) assume the cost of McNeill's defense by counsel of McNeill's choosing (once again, subject to a reservation of rights and McNeill's obligation to reimburse as provided above). In the event Brassie does not notify McNeill of its desire to select either of the options described above, McNeill shall retain its own counsel, and pay for same, subject to the indemnification rights contained herein. Consistent with the above, McNeill shall not offer to compromise or settle any lawsuit without Brassie's prior written



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consent (the violation of which shall result in a nullification of the indemnification provisions of this Agreement).

         8. The indemnification provided in this Agreement is in addition to, and not in limitation of any other indemnification provided by Brassie under any agreement or right indemnification provided by law.

         9. In any legal action or proceeding, including alternative dispute resolution proceedings, relating to the enforcement or interpretation of this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief, such parties reasonable attorney's fees and costs, including those incurred in any appellate proceeding.

         10. The parties agree that this Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Florida. The venue for any legal action to enforce or interpret the rights or obligations of any party to this Agreement shall be located in Hillsborough County, Florida and each of the parties consents to such action being maintained in the Circuit Court Thirteenth Judicial Circuit sitting in such county.




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         11. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, successors in interest and assigns as applicable.

Signed in the presence of:
                                        BRASSIE GOLF CORPORATION,
                                        a Florida corporation


                                        By: /s/ Joseph R. Cellura
                                           -------------------------------------
                                             Joseph R. Cellura
 /s/ John L. Mann                       Its: President
---------------------------------       ----------------------------------------

 John L. Mann
---------------------------------       ----------------------------------------
(Type or Print Name)                    (Type or Print Address)



 /s/ Kimberly Aaron
----------------------------------

 Kimberly Aaron
----------------------------------
(Type or Print Name)


Signed in the presence of:

                                        ----------------------------------------
                                        LANCE MCNEILL

                                        ----------------------------------------

----------------------------------      ----------------------------------------
                                        (Type or Print Address)

----------------------------------
(Type or Print Name)


----------------------------------

----------------------------------
(Type or Print Name)




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